Exhibit 99.1

Bottomline Technologies Reports Third Quarter Results

Strong Growth in Subscription and Transaction Revenue Highlights Third Quarter

PORTSMOUTH, N.H. – April 28, 2016 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and digital banking solutions, today reported financial results for the third quarter ended March 31, 2016.

Subscription and transaction revenues, which are primarily related to the company’s cloud platforms, increased 17% on a constant currency basis from the third quarter of last year to $49.5 million. Revenues overall for the third quarter were $86.2 million, an increase of $4.3 million, or 7% on a constant currency basis, from the third quarter of last year.

Gross margin for the third quarter was $49.0 million, an increase of $2.0 million from the third quarter of last year. Net loss for the third quarter was $4.2 million compared to $7.8 million for the third quarter of last year. Net loss per share was $0.11 in the third quarter compared to $0.21 in the third quarter of last year.

Core net income for the third quarter was $15.3 million. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $0.40 for the three months ended March 31, 2016.

“Our strategic plan focuses on producing subscription and transaction revenue growth and we are clearly executing against that plan,” said Rob Eberle, President and CEO of Bottomline Technologies. “We produced strong financial results in the quarter, highlighted by 17% growth in subscription and transaction revenue on a constant currency basis. Our market position, product set and strong new annual recurring revenue (ARR) bookings in the quarter give us visibility to future years’ growth and confidence that we will continue to drive increased shareholder value.”

Revenues for the nine months ended March 31, 2016 were $255.2 million compared to $245.5 million in the nine months ended March 31, 2015. Subscription and transaction revenues increased 15% on a constant currency basis to $144.3 million in the nine months ended March 31, 2016 from $126.7 million in the nine months ended March 31, 2015. Net loss for the nine months ended March 31, 2016 was $13.7 million as compared to $13.1 million for the nine months ended March 31, 2015. Net loss per share was $0.36 for the nine months ended March 31, 2016 compared to $0.35 for the nine months ended March 31, 2015.

Core net income for the nine months ended March 31, 2016 was $44.2 million as compared to $41.8 million for the nine months ended March 31, 2015. Core net income excludes certain items as discussed in the “Non-GAAP Financial Measures” section that follows. Core earnings per share was $1.15 for the nine months ended March 31, 2016 compared to $1.10 for the nine months ended March 31, 2015.

Third Quarter Customer Highlights

•	Twenty-four leading institutions selected Paymode-X, Bottomline’s leading cloud-based payments automation platform.

•	Signed five new Digital Banking deals, enabling banks to compete and win business in their corporate and SMB segments by deploying innovative digital capabilities.

•	Chosen by nine leading organizations, including National Claim Services and Atlas Financial Holdings, to provide Bottomline’s cloud-based legal spend management solutions to automate, manage and control their legal spend.

•	Companies such as MetroBank and Trailstone Plc selected Bottomline’s Financial Messaging solution to improve operating efficiencies and optimize the effectiveness of their financial transactions by utilizing the SWIFT global network.

•	Organizations such as BankUnited, Acclaris and TD Ameritrade Trust chose Bottomline’s payment automation solutions to extend their payments capabilities and improve efficiencies.

Third Quarter Strategic Corporate Highlights

•	Awarded Best Technology Initiative of the Year, as recognized by The Card and Payment Awards 2016. This prestigious award ceremony recognizes excellence and innovation in the UK and Irish card and payments industry. Judged by an independent panel of industry experts, Bottomline was selected from initial submissions and shortlisted against six influential and dominant contenders to achieve this impressive award. The Best Technology Initiative award recognized Bottomline Technologies Agency Services as a solution that delivers innovation in payments.

•	Named a top 100 global provider of risk and compliance technologies on the 2016 Chartis RiskTech100® report. Bottomline offers a variety of Cyber Fraud and Risk Management solutions that earned the company its position on this prestigious list, including anti-money laundering, compliance monitoring and management and enterprise case management solutions.

•	Announced that the Paymode-X electronic payment network had achieved accelerated adoption and record growth in 2015. Paymode-X surpassed 330,000 network members and processed more than $182 billion in spend in 2015. The combination of new partnerships, product innovation, and a growing network deepens the value of the platform by broadening its reach and further simplifying payment automation for more businesses.

•	Expanded the capabilities of the Healthcare Privacy and Data Security solution to enable hospitals to better protect themselves and their patients’ data from the growing threat posed by the misuse of valid user credentials. The enhanced user behavior analytics, profiling and risk scoring engine allows healthcare organizations to more effectively detect user behavior changes, showing the shift from appropriate use to inappropriate reconnaissance and data collection in real-time.

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income, core earnings per share and constant currency information are non-GAAP financial measures.

Core net income and core earnings per share exclude certain items, specifically amortization of intangible assets, stock-based compensation, acquisition and integration-related expenses, restructuring related costs, minimum pension liability adjustments, non-core charges associated with the convertible notes, global ERP system implementation costs and other non-core or non-recurring gains or losses that arise from time to time.

Non-core charges associated with our convertible notes consist of the amortization of debt issuance and debt discount costs. Acquisition and integration-related expenses include legal and professional fees and other direct transaction costs associated with our business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other incremental charges we incur as a direct result of our acquisition and integration efforts. Global enterprise resource planning (ERP) system implementation costs relate to direct and incremental costs incurred in connection with our implementation of a new, global ERP solution and the related technology infrastructure. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Periodically, such as in periods that include significant foreign currency volatility, we present certain metrics on a “constant currency” basis, to show the impact of period to period results normalized for the impact of foreign currency rate changes. We calculate constant currency information by translating prior period financial results using current period foreign exchange rates.

We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets and in communications with our board of directors with respect to our core financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.

Non-GAAP Financial Measures (Continued)

A reconciliation of our GAAP results to our non-GAAP results for the three and nine months ended March 31, 2016 and 2015 is as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
	(in thousands)
GAAP net loss	$(4,230)	$(7,830)	$(13,722)	$(13,060)
Amortization of intangible assets	7,226	8,002	21,720	22,186
Stock-based compensation expense	7,628	7,134	23,094	19,563
Acquisition and integration related expenses	305	846	574	2,553
Restructuring expenses	48	1,074	922	1,346
Global ERP system implementation costs	1,040	—	1,819	—
Minimum pension liability adjustments	66	21	140	42
Amortization of debt issuance and debt discount costs	3,265	3,061	9,639	9,038
Other non-core expense	—	145	—	145

Core net income	$15,348	$12,453	$44,186	$41,813

The table below is a comparative summary of our total revenues and our subscription and transaction revenues shown with a constant currency growth rate:

	Three Months Ended March 31,		% Increase
	2016	2015	GAAP	Constant Rates (1)
	(in thousands)
Subscription and Transaction Revenues	$49,488	$42,926	15%	17%
Total Revenues	86,233	81,951	5%	7%

	Nine Months Ended March 31,		% Increase
	2016	2015	GAAP	Constant Rates (1)
	(in thousands)
Subscription and Transaction Revenues	$144,317	$126,662	14%	15%

1)	Constant currency information compares results between periods assuming exchange rates had remained constant period-over-period. We calculate constant currency information by translating prior- period results using current-year GAAP foreign exchange rates.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) powers mission-critical business transactions. We help our customers optimize financially-oriented operations and build deeper customer and partner relationships by providing a trusted and easy-to-use set of cloud-based digital banking, fraud prevention, payment, financial document, insurance, and healthcare solutions. Over 10,000 corporations, financial institutions, and banks benefit from Bottomline solutions. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit our website at www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which are registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

In connection with this earning’s release and our associated conference call, we will be posting additional material financial information (such as financial results, non-GAAP financial projections and GAAP to non-GAAP reconciliations) within the “Investors” section of our website at www.bottomline.com/us/about/investors.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability, expand margins and increase shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ operational and financial results, refer to our Form 10-K for the fiscal year ended June 30, 2015 and the subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Rick Booth

Bottomline Technologies

603-501-6270

rbooth@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues:
Subscriptions and transactions	$49,488	$42,926
Software licenses	5,777	5,074
Service and maintenance	29,100	32,124
Other	1,868	1,827

Total revenues	86,233	81,951

Cost of revenues:
Subscriptions and transactions	22,461	19,582
Software licenses	165	371
Service and maintenance	13,276	13,675
Other	1,317	1,285

Total cost of revenues	37,219	34,913

Gross profit	49,014	47,038

Operating expenses:
Sales and marketing	20,419	20,248
Product development and engineering	11,934	12,716
General and administrative	9,790	8,882
Amortization of intangible assets	7,226	8,002

Total operating expenses	49,369	49,848

Loss from operations	(355)	(2,810)

Other expense, net	(3,882)	(4,600)

Loss before income taxes	(4,237)	(7,410)
Income tax (benefit) provision	(7)	420

Net loss	$(4,230)	$(7,830)

Basic and diluted net loss per share:	$(0.11)	$(0.21)

Shares used in computing basic and diluted net loss per share:	38,101	37,762

Core net income (1)	$15,348	$12,453
Diluted core net income per share (2)	$0.40	$0.33

1)	Core net income for the three months ended March 31, 2016 and 2015 excludes charges for amortization of intangible assets of $7,226 and $8,002, acquisition and integration-related expenses of $305 and $846, restructuring expenses of $48 and $1,074, stock-based compensation of $7,628 and $7,134, minimum pension liability adjustments of $66 and $21, global ERP system implementation costs of $1,040 and $0, non-core charges associated with our convertible notes of $3,265 and $3,061 and other non-core expenses of $0 and $145.

2)	Shares used in computing diluted core earnings per share were 38,657 and 38,121 for the three months ended March 31, 2016 and 2015, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2016	2015
Revenues:
Subscriptions and transactions	$144,317	$126,662
Software licenses	15,754	16,155
Service and maintenance	89,797	97,264
Other	5,294	5,438

Total revenues	255,162	245,519

Cost of revenues:
Subscriptions and transactions	64,568	58,699
Software licenses	741	1,138
Service and maintenance	39,545	39,647
Other	3,807	3,855

Total cost of revenues	108,661	103,339

Gross profit	146,501	142,180

Operating expenses:
Sales and marketing	62,854	58,995
Product development and engineering	34,959	35,427
General and administrative	28,035	25,962
Amortization of intangible assets	21,720	22,186

Total operating expenses	147,568	142,570

Loss from operations	(1,067)	(390)

Other expense, net	(11,409)	(11,834)

Loss before income taxes	(12,476)	(12,224)
Income tax provision	1,246	836

Net loss	$(13,722)	$(13,060)

Basic and diluted net loss per share:	$(0.36)	$(0.35)

Shares used in computing basic and diluted net loss per share:	37,959	37,723

Core net income (1)	$44,186	$41,813
Diluted core net income per share (2)	$1.15	$1.10

1)	Core net income for the nine months ended March 31, 2016 and 2015 excludes charges for amortization of intangible assets of $21,720 and $22,186, acquisition and integration-related expenses of $574 and $2,553, restructuring expenses of $922 and $1,346, stock-based compensation of $23,094 and $19,563, minimum pension liability adjustments of $140 and $42, global ERP system implementation costs of $1,819 and $0, non-core charges associated with our convertible notes of $9,639 and $9,038 and other non-core expenses of $0 and $145.

2)	Shares used in computing diluted core earnings per share were 38,512 and 38,062 for the nine months ended March 31, 2016 and 2015, respectively. In computing diluted core earnings per share, we exclude the effect of shares issuable under our convertible notes to the extent that any such dilution would be offset by our note hedges; the note hedges would be considered an anti-dilutive security under GAAP.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2016	June 30, 2015
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$148,820	$144,388
Accounts receivable	61,444	65,140
Other current assets	21,081	19,713

Total current assets	231,345	229,241

Property and equipment, net	58,156	47,579
Goodwill and intangible assets, net	370,364	400,650
Other assets	18,695	11,014

Total assets	$678,560	$688,484

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,203	$11,623
Accrued expenses	23,047	24,436
Deferred revenue	74,775	70,383

Total current liabilities	110,025	106,442

Convertible senior notes	168,512	159,760
Deferred revenue, non current	20,486	17,624
Deferred income taxes	31,429	35,542
Other liabilities	19,399	20,578

Total liabilities	349,851	339,946

Stockholders’ equity
Common stock	41	40
Additional paid-in-capital	584,250	560,083
Accumulated other comprehensive loss	(22,146)	(13,511)
Treasury stock	(55,807)	(34,167)
Accumulated deficit	(177,629)	(163,907)

Total stockholders’ equity	328,709	348,538

Total liabilities and stockholders’ equity	$678,560	$688,484